Exhibit 99.1

As previously announced, TDS and its subsidiaries will hold a joint teleconference Feb. 9, 2005, at 10:00 a.m. Chicago time. Interested parties may listen to the call live over the Internet by accessing the conference call page of the Investor Relations section in www.teldta.com .

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS FOURTH QUARTER AND YEAR-END OPERATING RESULTS
Records non-cash impairment charge of $117.4 million relating to its
Competitive Local Exchange Carrier Operations

CHICAGO – Feb. 9, 2005 – Telephone and Data Systems, Inc. [AMEX:TDS] reported operating revenues of $946.5 million for the fourth quarter of 2004, up 6 percent from $890.1 million in the comparable period a year ago. Operating loss was $37.9 million in the fourth quarter compared to operating income of $55.6 million in the fourth quarter of 2003. Net loss available to common and diluted loss per share for the quarter were $37.3 million and $0.65 respectively, compared to net income available to common and diluted earnings per share of $25.7 million and $0.44 respectively, in the fourth quarter of 2003.

Fourth Quarter Events

  TDS Telecom recorded a “Loss on Impairment of Assets” of $87.9 million due to a write-down of long-lived tangible assets to include property, plant and equipment. Additionally, TDS Telecom recorded a “Loss on Impairment of Intangible Assets” of $29.4 million due to a write-down of all of the goodwill associated with the CLEC operations. The impairments were related to a number of recently released regulatory rulings impacting wholesale prices and the availability of wholesale services to competitive local exchange carriers, as well as the impact of competition. In the fourth quarter of 2003, TDS Telecom recorded a “Loss on Impairment of Assets” of $4.9 million principally related to expansion properties that were determined to be impaired. The expenses were related to building leasehold improvements and lease obligations.

  U.S. Cellular recorded a “Gain on Assets Held for Sale” of $10.1 million relating to the sale of two operating markets to ALLTEL Communications, Inc (“ALLTEL”). The ALLTEL transaction closed on Nov. 30, 2004. In the fourth quarter of 2003, U.S. Cellular recorded a “Loss on Assets Held for Sale” of $22.3 million principally related to the sale of its South Texas markets, which closed on Feb. 17, 2004.

  The company recorded a $39.2 million “Gain on Investments” principally from the sale of investment markets to ALLTEL. Of the gain, the U.S. Cellular investment markets contributed $26.6 million and TDS Telecom’s investment interests contributed $12.9 million.

  The company recorded a $2 million gain in “Discontinued Operations, net of tax,” or $0.04 diluted gain per share. The gain from discontinued operations relates to certain tax-related issues associated with the merger of Aerial Communications, Inc. with VoiceStream Wireless Corporation in 2000.

President’s Comments
“The fourth quarter capped off what was a very successful year for TDS,” said LeRoy T. Carlson, Jr., president and chief executive officer. “Our companies delivered good operating and financial results, and made significant strides delivering on their strategies during the year.

“During the fourth quarter, U.S. Cellular generated 150,000 net customer additions, continuing its strong net add performance of the last several quarters. Postpay churn remained low, at 1.6 percent for the quarter, testifying to the effectiveness of U.S. Cellular’s customer satisfaction strategy. In addition, despite the divestiture of several markets during the year, service revenue increased 8.5 percent year over year. When adjusted for those divestitures, revenue increased 11 percent year over year.

“U.S. Cellular added to its many accomplishments of 2004 during the fourth quarter. Its three new markets, launched the previous quarter, are all doing well. The company completed its three-year wireless network upgrade to CDMA 1X, which allows it to now offer its popular data services in all of its markets. Those data services continue to perform well, and we expect the strong take rates to continue, as data usage becomes more popular and as U.S. Cellular continues to enhance its data service offerings.

“TDS Telecom’s revenues grew 2 percent during the quarter. Contributing to TDS Telecom’s overall revenue performance was the continued strong growth of its long-distance and high-speed Internet services. Data services are proving an excellent growth driver for the company. And the fourth quarter marked a significant milestone for the ILEC’s popular DSL service when its DSL customer market share topped that of cable modems in the markets where the ILEC offers DSL, based on the company’s perceptual survey. This milestone underscores the progress TDS Telecom is making on being the preferred broadband provider in the markets it serves. And for the year, we are pleased that residential primary access lines at the ILEC were level, positive performance in a wireline industry environment characterized by declining access lines.

“In summary, the fourth quarter concluded what was a very productive year for the TDS businesses. I want to take this opportunity to thank all TDS employees for their hard work throughout the year. Their dedication to providing an outstanding experience for each of our customers is critical to growing our customer base. Our appreciation goes as well to each of TDS’s 6.1 million customers for their business and continued loyalty. Finally, we also appreciate the continued support of our shareholders and debt holders. Of note, TDS’s stock price rose 23 percent during the year, outperforming the broad market indices, and TDS increased its dividend once again, marking the 30th consecutive year of dividend increases. TDS made significant progress in 2004, and the company is well positioned for another good year in 2005.”

For the Year
For the year, operating revenues were $3.72 billion, up 8% from $3.45 billion in 2003. Operating income decreased 18% to $220.8 million from $267.9 million in 2003, principally attributed to the write-downs at TDS Metrocom. Net income available to common and diluted earnings per share for

2

the year were $48.8 million and $0.84 respectively, compared to net income available to common and diluted earnings per share of $46.2 million and $0.79 respectively, in the year 2003.

In 2004, the company recorded a $6.4 million gain in “Discontinued Operations, net of tax” or $0.11 gain per diluted share relating to certain tax-related issues associated with the merger of Aerial Communications, Inc. with VoiceStream Wireless Corporation. In 2003, the company recorded a diluted loss per share of $.03 for discontinued operations relating to certain liabilities associated with the Aerial merger and a diluted loss per share of $.20 for the cumulative effect of an accounting change related to Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations”.

CFO’s Comments
Said Sandra L. Helton, executive vice president and chief financial officer, “2004 was a good year for the company. Our increase in revenues over 2003 were driven by continued strong customer growth at U.S. Cellular and steady performance at TDS Telecom.

“Equally important, we made progress during the year improving the company’s financial position, in line with our commitment to maintain a strong balance sheet and investment-grade credit ratings. Taking advantage of the positive credit market environment, we lengthened the maturity schedules of a portion of U.S. Cellular’s debt. This provides considerable financial flexibility going forward.

“In addition, we worked concertedly during the year to meet the requirements of the Sarbanes-Oxley Act of 2002. While this entailed a great deal of time and effort, we fully support the principles it embodies, which are in complete alignment with TDS’s commitment to financial integrity. The Sarbanes Oxley requirements provided us an opportunity to further improve our financial and operational processes and controls, which will benefit us in the future.

“In sum, TDS is well positioned financially going into 2005. Our balance sheet is strong; we have considerable liquidity to support our businesses; and we have solid investment-grade credit ratings. We look forward to another positive year.”

Reconciliation of U. S. Cellular Service Revenues

(Dollars in thousands)
Quarter Ended Dec. 31, 2003:
Service revenue as reported	$620,639
Less service revenue attributed to markets sold or traded in 2004	14,962
Pro-forma service revenue for the three months ended Dec. 31, 2003	$605,677

Service revenue as reported for the three months ended Dec. 31, 2004	$673,223

Percentage year-over-year service revenue growth
for three months ended Dec. 31, 2004
Based on amounts as reported	8.5%
Based on pro-forma service revenue for the three months ended Dec. 31, 2003	11.2%

The pro-forma numbers above are non-GAAP financial measures as defined by SEC rules. Management believes that they are useful measures to evaluate the company’s performance excluding the divested markets, but they should not be considered as alternatives to GAAP.

As previously announced, TDS and its subsidiaries will hold a joint teleconference Feb. 9, 2005, at 10:00 a.m. Chicago time. Interested parties may listen to the call live over the Internet by accessing http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=1004106, or the conference call page of the Investor Relations section of www.teldta.com, or connect by telephone at 888/245-6674 with a pass code of 3521201. The conference call will be archived on the

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conference call section of our web site at www.teldta.com. Prior to the commencement of the call, certain financial and statistical information discussed during the conference call comments will be posted to the web site, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed. Investors may access this additional information on the conference call page of the Investor Relations section of the TDS web site.

TDS, a FORTUNE 500 company, is a diversified telecommunications corporation founded in 1969. Through its strategic business units, U.S. Cellular and TDS Telecom, TDS operates primarily by providing wireless, local telephone and broadband services. TDS builds value for its shareholders by providing excellent communications services in growing, closely related segments of the telecommunications industry. As of Dec. 31, 2004, the company employed 11,500 people and served 6.1 million customers/units in 36 states.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: changes in circumstances or events that may affect the ability of USM to start up the operations of the licensed areas involved in the AT&T Wireless transaction completed in August 2003; the ability of U.S. Cellular to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in the overall economy; changes in competition in the markets in which TDS and U.S. Cellular operate; changes due to industry consolidation; advances in telecommunications technology, including Voice over Internet Protocol; the impact of local number portability; changes to access and pricing of unbundled network elements; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded TDS and U.S. Cellular debt securities by nationally accredited ratings organizations; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly service revenue per unit, churn rates, roaming rates and the mix of products and services offered in TDS and U.S. Cellular markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit the web sites at:

TDS: www.teldta.com	TDS Telecom: www.tdstelecom.com
USM: www.uscellular.com	TDS Metrocom www.tdsmetro.com

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TELEPHONE AND DATA SYSTEMS, INC. SUMMARY OPERATING DATA

Quarter Ended	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
U.S. Cellular:
Consolidated Markets:
Total population (000s) (1)	44,391	45,581	45,581	45,581	46,267
Customer units	4,945,000	4,828,000	4,684,000	4,547,000	4,409,000
Gross customer unit activations	408,000	387,000	365,000	397,000	368,000
Net customer unit activations	150,000	144,000	137,000	196,000	141,000
Market penetration (1)	11.14%	10.59%	10.28%	9.98%	9.53%
Cell sites in service	4,856	4,713	4,420	4,122	4,184
Average monthly revenue per unit (2)	$46.12	$48.49	$47.79	$46.16	$47.80
Retail service revenue per unit (2)	$40.55	$41.51	$41.58	$40.26	$40.64
Inbound roaming revenue per unit (2)	$2.47	$3.39	$3.21	$3.17	$3.90
Long-distance/other revenue per unit (2)	$3.10	$3.59	$3.00	$2.73	$3.26
Minutes of use (MOU) (3)	568	553	542	491	462
Postpay churn rate per month (4)	1.6%	1.6%	1.5%	1.3%	1.4%
Marketing cost per gross
customer unit addition (5)	$442	$410	$392	$371	$384
Construction Expenditures (000s)	$260,358	$131,648	$162,579	$100,535	$193,413

(1)	Market penetration is calculated using 2003 Claritas population estimates for all periods of 2004 and 2002 Claritas estimates for 2003. "Total population" represents the total population of each of U.S. Cellular's consolidated markets, regardless of whether the market has begun marketing operations. The 12/31/04 total population counts exclude the population of the two markets sold to ALLTEL in November 2004. The 9/30/04, 6/30/04 and 3/31/04 total population counts include the population of the market added to consolidated operations as of 1/1/04, but exclude the population of the six markets sold to AT&T Wireless (now Cingular Wireless) in February 2004. The 12/31/03 total population counts exclude the population of the 10 markets transferred to AT&T Wireless (now Cingular Wireless) in August 2003 and include the population of markets acquired from AT&T Wireless (now Cingular Wireless) in that transaction. The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless (now Cingular Wireless) are not included in the total population counts for any period.
(2)	Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:
Service Revenues per Financial Highlights	$673,223	$691,964	$662,658	$619,382	$620,639
Components:
Retail service revenue during quarter	$591,972	$592,411	$576,541	$540,228	$527,626
Inbound roaming revenue during quarter	$36,027	$48,402	$44,516	$42,499	$50,653
Long-distance/other revenue during quarter	$45,224	$51,151	$41,601	$36,655	$42,360

Divided by average customers during quarter (000s)	4,866	4,757	4,622	4,473	4,328
Divided by three months in each quarter	3	3	3	3	3

Retail service revenue per unit	$40.55	$41.51	$41.58	$40.26	$40.64
Inbound roaming revenue per unit	$2.47	$3.39	$3.21	$3.17	$3.90
Long-distance/other revenue per unit	$3.10	$3.59	$3.00	$2.73	$3.26

Average monthly revenue per unit	$46.12	$48.49	$47.79	$46.16	$47.80

(3)	Average monthly local minutes of use per customer (without roaming).
(4)	Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.
(5)	Due to changes in accounting for agent rebates and net customer retention expenses, for all periods shown this measurement is no longer calculable using information from the financial statements as reported. The details of this calculation and a reconciliation to line items reported in Financial Highlights for each respective quarter are shown on U.S. Cellular's web site, along with additional information related to U.S. Cellular's fourth quarter results, at www.uscellular.com.

5

TELEPHONE AND DATA SYSTEMS, INC. SUMMARY OPERATING DATA

Quarter Ended	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
TDS Telecom
ILEC:
Access line equivalents (1)	730,400	725,500	725,600	722,400	722,200
Access lines	652,300	658,200	660,400	660,900	663,800
Dial-up Internet service accounts	101,300	104,800	112,100	113,600	112,900
Digital Subscriber Lines (DSL) customers	41,900	33,000	31,500	27,300	23,600
Long Distance customers (3)	295,000	289,000	280,900	266,300	230,500
Caller I.D. penetration (2)	36.0%	35.2%	34.5%	33.8%	33.1%
Voicemail penetration (2)	13.5%	13.5%	13.5%	13.3%	13.3%
Construction Expenditures (000s)	$26,921	$31,571	$26,961	$17,616	$35,217
CLEC:
Access line equivalents (1)	426,800	412,500	395,600	378,800	364,800
Dial-up Internet service accounts	18,200	19,100	20,300	21,600	22,200
Percent of access lines on-switch	87.9%	86.8%	85.7%	84.5%	83.5%
Digital Subscriber Lines (DSL) customers	29,000	27,000	25,000	22,700	20,100
Construction Expenditures (000s)	$12,928	$7,198	$8,596	$6,456	$10,086

(1)	Access line equivalents are derived by converting high capacity data lines to the estimated capacity of one switched access line.
(2)	Caller I.D. and Voicemail penetration is the total residential and business one-party customers purchasing the service divided by the total of these lines equipped for the service.
(3)	Beginning January 1, 2004, the long distance customers reflect those lines that have chosen TDS Telecom as their primary interexchange carrier. Prior to that, a count of customers was used.

6

TELEPHONE AND DATA SYSTEMS, INC. FINANCIAL HIGHLIGHTS Three Months Ended December 31, (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)

	2004	2003	Amount	Percent

Operating Revenues
U.S. Cellular	$719,531	$668,096	$51,435	7.7%
TDS Telecom	226,978	222,041	4,937	2.2%

	946,509	890,137	56,372	6.3%

Operating Expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	553,620	507,074	46,546	9.2%
Depreciation, amortization and accretion	134,391	114,428	19,963	17.4%
(Gain) loss on assets held for sale	(10,081)	22,289	(32,370)	N/M

	677,930	643,791	34,139	5.3%

TDS Telecom
Expenses excluding depreciation and amortization	144,856	144,914	(58)	(0.0%	)
Depreciation and amortization	44,240	40,937	3,303	8.1%
Loss on impairment of intangible assets	29,440	—	29,440	N/M
Loss on impairment of assets	87,910	4,914	82,996	N/M

	306,446	190,765	115,681	60.6%

Total Operating Expenses	984,376	834,556	149,820	18.0%

Operating Income (Loss)
U.S. Cellular	41,601	24,305	17,296	71.2%
TDS Telecom	(79,468)	31,276	(110,744)	N/M

	(37,867)	55,581	(93,448)	(168.1%	)

Other Income (Expense)
Investment income	16,882	15,243	1,639	10.8%
Interest and dividend income	13,386	5,095	8,291	162.7%
Gain (loss) on investments	39,175	(1,700)	40,875	N/M
Interest expense	(51,328)	(42,434)	(8,894)	(21.0%	)
Other income (expense), net	(282)	2,533	(2,815)	(111.1%	)

	17,833	(21,263)	39,096	183.9%

Income (Loss) Before Income Taxes and Minority Interest	(20,034)	34,318	(54,352)	(158.4%	)
Income tax expense	9,405	2,904	6,501	N/M

Income (Loss) Before Minority Interest	(29,439)	31,414	(60,853)	(193.7%	)
Minority share of income	(9,845)	(5,624)	(4,221)	(75.1%	)

Income (Loss) From Continuing Operations	(39,284)	25,790	(65,074)	N/M
Discontinued Operations, net of tax	2,011	—	2,011	N/M

Net Income (Loss)	(37,273)	25,790	(63,063)	N/M
Preferred dividend requirement	(51)	(104)	53	N/M

Net Income (Loss) Available to Common	$(37,324)	$25,686	$(63,010)	N/M

Basic Weighted Average Common Shares Outstanding (000s)	57,423	57,397	26	0.0%
Basic Earnings (Loss) Per Share
Income (Loss) from Continuing Operations	$(0.69)	$0.45	$(1.14)	N/M
Discontinued Operations	0.04	—	0.04	N/M

	$(0.65)	$0.45	$(1.10)	N/M

Diluted Weighted Average Common Shares Outstanding (000s)	57,423	57,726	(303)	(0.5%	)
Diluted Earnings (Loss) Per Share
Income (Loss) from Continuing Operations	$(0.69)	$0.44	$(1.13)	N/M
Discontinued Operations	0.04	—	0.04	N/M

	$(0.65)	$0.44	$(1.09)	N/M

N/M - Percentage change not meaningful

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TELEPHONE AND DATA SYSTEMS, INC. FINANCIAL HIGHLIGHTS Year Ended December 31, (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)

	2004	2003	Amount	Percent

Operating Revenues
U.S. Cellular	$2,837,619	$2,582,783	$254,836	9.9%
TDS Telecom	882,770	862,433	20,337	2.4%

	3,720,389	3,445,216	275,173	8.0%

Operating Expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	2,172,721	1,935,964	236,757	12.2%
Depreciation, amortization and accretion	497,942	432,333	65,609	15.2%
Loss on impairment of intangible assets	—	49,595	(49,595)	N/M
(Gain) loss on assets held for sale	(10,806)	45,908	(56,714)	N/M

	2,659,857	2,463,800	196,057	8.0%

TDS Telecom
Expenses excluding depreciation and amortization	552,417	545,215	7,202	1.3%
Depreciation and amortization	170,014	163,399	6,615	4.0%
Loss on impairment of intangible assets	29,440	—	29,440	N/M
Loss on impairment of assets	87,910	4,914	82,996	N/M

	839,781	713,528	126,253	17.7%

Total Operating Expenses	3,499,638	3,177,328	322,310	10.1%

Operating Income
U.S. Cellular	177,762	118,983	58,779	49.4%
TDS Telecom	42,989	148,905	(105,916)	(71.1%	)

	220,751	267,888	(47,137)	(17.6%	)

Other Income (Expense)
Investment income	69,623	53,154	16,469	31.0%
Interest and dividend income	27,755	19,918	7,837	39.3%
Gain (loss) on investments	36,854	(10,200)	47,054	N/M
Interest expense	(198,706)	(171,391)	(27,315)	(15.9%	)
Minority interest in income of subsidiary trust	—	(16,678)	16,678	N/M
Other income (expense), net	(6,931)	(11,955)	5,024	42.0%

	(71,405)	(137,152)	65,747	47.9%

Income From Continuing Operations Before Income Taxes
and Minority Interest	149,346	130,736	18,610	14.2%
Income tax expense	78,651	50,350	28,301	56.2%

Income From Continuing Operations Before Minority Interest	70,695	80,386	(9,691)	(12.1%	)
Minority share of income	(28,053)	(20,380)	(7,673)	(37.6%	)

Income From Continuing Operations	42,642	60,006	(17,364)	(28.9%	)
Discontinued Operations, net of tax	6,362	(1,609)	7,971	N/M

Income Before Cumulative Effect of Accounting Change	49,004	58,397	(9,393)	(16.1%	)
Cumulative Effect of Accounting Change, net of tax and
minority interest	—	(11,789)	11,789	N/M

Net Income	49,004	46,608	2,396	5.1%
Preferred dividend requirement	(203)	(417)	214	N/M

Net Income Available to Common	$48,801	$46,191	$2,610	5.7%

Basic Weighted Average Common Shares Outstanding (000s)	57,296	57,721	(425)	(0.7%	)
Basic Earnings (Loss) Per Share
Income from Continuing Operations	$0.74	$1.03	$(0.29)	(28.2%	)
Discontinued Operations	0.11	(0.03)	0.14	N/M
Cumulative Effect of Accounting Change	—	(0.20)	0.20	N/M

	$0.85	$0.80	$0.05	6.2%

Diluted Average Common Shares Outstanding (000s)	57,567	57,875	(308)	(0.5%	)
Diluted Earnings (Loss) Per Share
Income from Continuing Operations	$0.73	$1.02	$(0.29)	(28.4%	)
Discontinued Operations	0.11	(0.03)	0.14	N/M
Cumulative Effect of Accounting Change	—	(0.20)	0.20	N/M

	$0.84	$0.79	$0.05	6.3%

N/M - Percentage change not meaningful

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TELEPHONE AND DATA SYSTEMS, INC. CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) ASSETS

	December 31, 2004	December 31, 2003

Current Assets
Cash and cash equivalents	$1,168,581	$937,651
Accounts receivable from customers and other	440,075	409,671
Prepaid expenses	44,014	32,766
Deferred income tax asset	36,040	19,396
Materials and supplies	91,556	87,270
Other current assets	29,951	18,192

	1,810,217	1,504,946

Investments
Licenses	1,186,764	1,189,326
License rights	42,037	42,037
Goodwill	823,259	887,937
Customer lists	24,915	24,448
Marketable equity securities	3,398,804	2,772,410
Investments in unconsolidated entities	206,763	214,885
Notes receivable	4,885	6,476
Other investments	18,154	15,439

	5,705,581	5,152,958

Property, Plant and Equipment, net
U.S. Cellular	2,439,719	2,271,254
TDS Telecom	945,762	1,079,732

	3,385,481	3,350,986

Other Assets and Deferred Charges	92,562	83,925

Assets of Operations Held for Sale	—	100,523

	$10,993,841	$10,193,338

NOTE: Certain December 31, 2003 amounts have been changed to conform to current period presentation.

9a

TELEPHONE AND DATA SYSTEMS, INC. CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31, 2004	December 31, 2003

Current Liabilities
Current portion of long-term debt	$38,787	$23,712
Notes payable	30,000	—
Accounts payable	323,256	361,010
Customer deposits and deferred revenues	119,380	108,372
Accrued interest	27,936	31,884
Accrued taxes	91,332	46,107
Accrued compensation	71,707	69,290
Other current liabilities	53,991	56,570

	756,389	696,945

Deferred Liabilities and Credits
Net deferred income tax liability	1,466,649	1,285,024
Derivative Liability	1,210,500	712,252
Asset retirement obligation	137,534	124,501
Other	64,608	119,076

	2,879,291	2,240,853

Long-term Debt, excluding current portion
Long-term debt	1,974,599	1,994,913
Forward contracts	1,689,644	1,672,762

	3,664,243	3,667,675

Minority Interest in Subsidiaries	499,306	502,702

Liabilities of Operations Held for Sale	—	2,427

Preferred Shares	3,864	3,864

Common Stockholders' Equity
Common Shares, $.01 par value	564	563
Series A Common Shares, $.01 par value	64	64
Capital in excess of par value	1,823,161	1,843,468
Treasury Shares	(449,173)	(493,714)
Accumulated other comprehensive income	373,505	296,820
Retained earnings	1,442,627	1,431,671

	3,190,748	3,078,872

	$10,993,841	$10,193,338

NOTE: Certain December 31, 2003 amounts have been changed to conform to current period presentation.

9b

BALANCE SHEET HIGHLIGHTS DECEMBER 31, 2004 (Unaudited, dollars in thousands)

	U.S. Cellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated

Cash and cash equivalents	$40,863	$409,411	$718,307	$—	$1,168,581
Affiliated cash investments	59	531,276	—	(531,335)	—
Notes receivable—affiliates	—	—	345,126	(345,126)	—

	$40,922	$940,687	$1,063,433	$(876,461)	$1,168,581

Licenses, goodwill and customer lists	$1,679,634	$397,341	$—	$—	$2,076,975
Marketable equity securities	282,829	76,113	3,039,862	—	3,398,804
Investment in unconsolidated entities	162,764	19,721	31,968	(7,690)	206,763
Notes receivable	4,885	—	—	—	4,885
Long-term notes receivable - affiliates	—	—	400	(400)	—
Other investments	—	14,778	3,376	—	18,154

	$2,130,112	$507,953	$3,075,606	$(8,090)	$5,705,581

Property, Plant and
Equipment, net	$2,439,719	$945,762	$—	$—	$3,385,481

Notes payable: external	$30,000	$—	$—	$—	$30,000
cash management	—	—	531,335	(531,335)	—
intercompany	—	345,126	—	(345,126)	—

	$30,000	$345,126	$531,335	$(876,461)	$30,000

Forward contracts	$159,856	$41,182	$1,488,606	$—	$1,689,644

Long-term Debt:
Current portion	$—	$19,237	$19,550	$—	$38,787
Affiliated	—	400	—	(400)	—
Non-current portion	1,000,930	224,801	748,868	—	1,974,599

Total	$1,000,930	$244,438	$768,418	$(400)	$2,013,386

Preferred Shares	$—	$—	$3,864	$—	$3,864

Construction expenditures:
Quarter ended 12/31/04	$260,358	$39,849	$1,371		$301,578
Year ended 12/31/04	$655,120	$138,247	$4,885		$798,252

10

TDS Telecom Highlights Three Months Ended December 31, (Unaudited, dollars in thousands)

			Increase (Decrease)

	2004	2003	Amount	Percent

Local Telephone Operations
Operating Revenues
Local service	$51,786	$50,389	$1,397	2.8%
Network access and long-distance	93,976	93,777	199	0.2%
Miscellaneous	24,849	24,564	285	1.2%

	170,611	168,730	1,881	1.1%

Operating Expenses
Network operations	45,918	48,123	(2,205)	(4.6%	)
Customer operations	25,386	25,740	(354)	(1.4%	)
Corporate expenses	19,215	22,827	(3,612)	(15.8%	)
Depreciation and amortization	34,026	32,237	1,789	5.5%
Loss on impairment of assets	—	351	(351)	N/M

	124,545	129,278	(4,733)	(3.7%	)

Operating Income	$46,066	$39,452	$6,614	16.8%

Competitive Local Exchange Carrier Operations
Revenues	$57,653	$55,115	$2,538	4.6%

Expenses excluding depreciation and amortization	55,623	50,028	5,595	11.2%
Depreciation and amortization	10,214	8,700	1,514	17.4%
Loss on impairment of intangible assets	29,440	—	29,440	N/M
Loss on impairment of assets	87,910	4,563	83,347	N/M

	183,187	63,291	119,896	189.4%

Operating (Loss)	$(125,534)	$(8,176)	$(117,358)	N/M

Intercompany revenues	$(1,286)	$(1,804)	$518	N/M
Intercompany expenses	(1,286)	(1,804)	518	N/M

	—	—	—	N/M

Total TDS Telecom Operating Income (Loss)	$(79,468)	$31,276	$(110,744)	N/M

N/M - Percentage change not meaningful.

11

TDS Telecom Highlights Year Ended December 31, (Unaudited, dollars in thousands)

			Increase (Decrease)

	2004	2003	Amount	Percent

Local Telephone Operations
Operating Revenues
Local service	$204,564	$199,552	$5,012	2.5%
Network access and long-distance	363,352	362,917	435	0.1%
Miscellaneous	90,606	90,313	293	0.3%

	658,522	652,782	5,740	0.9%

Operating Expenses
Network operations	164,824	167,342	(2,518)	(1.5%	)
Customer operations	93,939	95,221	(1,282)	(1.3%	)
Corporate expenses	81,012	84,950	(3,938)	(4.6%	)
Depreciation and amortization	131,665	130,036	1,629	1.3%
Loss on impairment of assets	—	351	(351)	N/M

	471,440	477,900	(6,460)	(1.4%	)

Operating Income	$187,082	$174,882	$12,200	7.0%

Competitive Local Exchange Carrier Operations
Revenues	$228,692	$213,501	$15,191	7.1%

Expenses excluding depreciation and amortization	217,086	201,552	15,534	7.7%
Depreciation and amortization	38,349	33,363	4,986	14.9%
Loss on impairment of intangible assets	29,440	—	29,440	N/M
Loss on impairment of assets	87,910	4,563	83,347	N/M

	372,785	239,478	133,307	55.7%

Operating (Loss)	$(144,093)	$(25,977)	$(118,116)	N/M

Intercompany revenues	$(4,444)	$(3,850)	$(594)	N/M
Intercompany expenses	(4,444)	(3,850)	(594)	N/M

	—	—	—	N/M

Total TDS Telecom Operating Income	$42,989	$148,905	$(105,916)	(71.1%	)

N/M - Percentage change not meaningful.

12